UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 10, 2010 (February 8, 2010)
Champion Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168

(Commission File Number)	(IRS Employer Identification No.)

755 W Big Beaver Rd, Suite 1000, Troy, Michigan	48084

(Address of Principal Executive Offices)	(Zip Code)
(248) 614-8200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 8, 2010, the Bankruptcy Court issued an Order (the “Order”) approving an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among Champion Enterprises Holdings, LLC and New Champion Homes, Inc. (collectively “Purchasers”) and Champion Enterprises, Inc. and certain subsidiaries of Champion Enterprises, Inc. (collectively “Sellers”). The Asset Purchase Agreement provides, among other things, for the sale of substantially all assets of Sellers. The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
The Order provides, among other things, for an auction process on March 1, 2010, and a final sales hearing on March 2, 2010. The foregoing description of the Order is qualified in its entirety by reference to the full text of the Order, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number

2.1	Asset Purchase Agreement

99.1	Order

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.
By:	s/ Roger K. Scholten
Roger K. Scholten
Senior Vice President, General Counsel, and Secretary

Date: February 10, 2010